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                                                                  Exhibit 23.2


              CONSENT OF THE INDEPENDENT CHARTERED ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-4 of Edison Mission Holdings Co. of our report dated 30 September 1999 relating to the financial statements of Fiddlers Ferry and Ferrybridge C Power Stations appearing in the Current Reports on the two Form 8-K/A filings of Edison Mission Energy dated 19 July 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.




/s/ PricewaterhouseCoopers
--------------------------
PricewaterhouseCoopers
London
United Kingdom
16 March 2000